EXHIBIT 99



FOR IMMEDIATE RELEASE          For Additional Information contact:
Nasdaq SmallCap: EDYN          G.S. Donovan   (630) 575-2400


            ENVIRODYNE INDUSTRIES, INC. ANNOUNCES
            INCREASE IN SIZE OF BOARD OF DIRECTORS


Oak Brook, Illinois, July 9, 1998 - Envirodyne Industries, Inc. (Nasdaq SmallCap:EDYN) announced today that, effective as of August 27, 1998, the date of the 1998 Annual Meeting of Stockholders, the size of the Board of Directors will be increased from five directors to six directors. Under the Company's By-Laws, in order to nominate a person for election as director for the new position only, a stockholder must deliver a notice in proper written form specified in the By-Laws to the Corporate Secretary by no later than 5:00 p.m., C.D.T. on July 19, 1998.

Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon request to the Corporate
Secretary.

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